UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2006

Xenomics, Inc.

 (Exact name of registrant as specified in its charter)

Florida	04-3721895
(State or other jurisdiction	IRS Employer
of incorporation or organization)	Identification No.)

420 Lexington Avenue, Suite 1701

New York, New York 10170

 (Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02               Unregistered Sales of Equity Securities.

On July 20, 2006, Xenomics, Inc. (the “Company”) sold 640,000 shares of common stock and 320,000 warrants to purchase common stock (the “Warrants”) to a single overseas investor for aggregate gross proceeds of $800,000.   The Warrants are exercisable at $2.00 per share for three years from the date of issuance.  The Company paid $80,000 in selling commissions to a selling agent.  In addition, the Company issued 83,200 Warrants to the selling agent.  In connection with the offer and sale of securities to the investor, the Company relied on the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits.

4.1	Form of Warrant to purchase Common Stock.

10.1	Form of Securities Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    July 26, 2006

XENOMICS, INC.

By:	/s/ Frederick Larcombe
Frederick Larcombe
Chief Financial Officer